SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): June 1, 2010
FORRESTER RESEARCH, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21433	04-2797789
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)
400 Technology Square
Cambridge, Massachusetts 02139
(Address, of principal executive offices, including zip code)
(617) 613-6000
(Registrant’s Telephone number including area code)
N/A
(Former Name or Former Address, if Changes since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.
     (a) Previous independent registered public accounting firm.
          On June 1, 2010, the Audit Committee of the Board of Directors of Forrester Research, Inc. (the “Company”) approved the dismissal of BDO Seidman, LLP (“BDO”) as the Company’s independent registered public accounting firm.
          The reports of BDO on the Company’s financial statements for the fiscal years ended December 31, 2009 and 2008 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
          During the Company’s fiscal years ended December 31, 2009 and 2008, and through June 1, 2010, there have been no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference thereto in its reports on the financial statements.
          During the Company’s fiscal years ended December 31, 2009 and 2008, and through June 1, 2010, there have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.
          The Company has requested that BDO furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether BDO agrees with the disclosure contained in this report. A copy of such letter is filed as Exhibit 16.1 to this Form 8-K.
     (b) New independent registered public accounting firm
          On June 1, 2010, the Audit Committee of the Board of Directors of the Company engaged PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm for the fiscal year ending December 31, 2010. During the years ended December 31, 2009 and 2008, and through June 1, 2010, the Company did not consult with PwC with respect to any of the matters described in Item 304(a)(2)(i) and (ii) of Regulation S-K.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit	Description

16.1	Letter from BDO Seidman, LLP regarding change in certifying accountant.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORRESTER RESEARCH, INC.
By	/s/ Michael A. Doyle
	Name:	Michael A. Doyle
	Title:	Chief Financial Officer and Treasurer

Date: June 7, 2010